                          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 31 to Registration Statement No.
33-17850 of Oppenheimer Main Street Fund, a series of Oppenheimer Main Street Funds, Inc., on Form N-1A of our
report dated October 14, 2004, appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting
Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
October 22, 2004